UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2015

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11001	06-0619596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut		206851
(Address of principal executive offices)		(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7. 01 Regulation FD Disclosure

At an investor conference on September 16, 2015, Frontier commented that: (a) Frontier’s estimated weighted average cost of debt for financing the acquisition of the wireline properties of Verizon Communications Inc. in California, Florida and Texas with Frontier’s $1.5 billion Term Loan A facility, completed in August 2015, and $6.6 billion Rule 144A senior notes offering, completed in September 2015, is approximately 9.1% per annum, right in line with the modeling assumptions that Frontier used in its original analysis; and (b) Frontier continues to expect that the Verizon transaction will be more than 30% accretive to leveraged free cash flow per share in the first full year following the consummation of the acquisition and expects that the Verizon acquisition will improve Frontier’s dividend payout ratio by more than ten percentage points in the first full year following the consummation of the acquisition.

Frontier defines “leveraged free cash flow per share” as the amount of free cash flow available per share of common stock and mandatory convertible preferred stock outstanding. Leveraged free cash flow is calculated as operating cash flow after adjusting for pension and other post-employment benefit costs, severance costs, and acquisition integration costs, interest and dividend income and stock-based compensation. The amount is further adjusted for cash taxes, and reduced for capital expenditures and interest expense. Frontier defines “dividend payout ratio” as the proportion of leveraged free cash flow that is paid out in the form of dividends on common stock and mandatory convertible preferred stock.

The preceding information shall be deemed to be furnished, not filed, and shall not be incorporated by reference into any other filing with the Securities and Exchange Commission.

This document contains “forward-looking statements,” related to future, not past, events. Forward-looking statements address our expected future business and financial performance and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These risks and uncertainties include, but are not limited to: Frontier’s ability to complete the acquisition of Verizon’s California, Florida and Texas wireline operations, including the ability to complete the financing of the acquisition; the ability to successfully integrate the acquired operations into Frontier’s existing operations; the sufficiency of the assets to be acquired from Verizon to enable the combined company to operate the acquired business; the ability to enter into or obtain, or delays in entering into or obtaining, certain agreements and consents necessary to operate the acquired business as planned; the ability to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals for the Verizon transaction; and the other factors that are described in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update or revise these forward-looking statements. A reconciliation of estimated leveraged free cash flow to operating cash flow calculated in accordance with GAAP is not available on a forward-looking basis without unreasonable effort due to an inability to make accurate projections and estimates related to certain information needed to calculate certain components of the reconciliation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: September 16, 2015	By: /s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, General Counsel and Secretary